BILL Reports First Quarter Fiscal Year 2024 Financial Results

•Q1 Core Revenue Increased 24% Year-Over-Year
•Q1 Total Revenue Increased 33% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – November 2, 2023 – BILL (NYSE: BILL), a leader in financial automation software for small and midsize businesses (SMBs), today announced financial results for the first fiscal quarter ended September 30, 2023.

“We delivered strong first quarter results as we executed on our strategy to be the essential financial operations platform for SMBs,” said René Lacerte, BILL CEO and Founder. “During the quarter, we also launched our integrated financial operations platform that empowers SMBs to manage their accounts payable, accounts receivable, and spend & expense all in one place with intelligent workflow and consolidated insights. This is a big step towards our objective to become the essential software for SMBs to operate and thrive.”

“In a challenging macro environment, we delivered strong financial results in Q1. Total revenue increased 33% year-over-year, and non-GAAP profitability expanded year-over-year,” said John Rettig, BILL President and CFO. “We are carefully navigating the current environment while continuing to invest behind the long term opportunity to serve millions of SMBs.”

Financial Highlights for the First Quarter of Fiscal 2024:

•Total revenue was $305.0 million, an increase of 33% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $265.1 million, an increase of 24% year-over-year. Subscription fees were $62.4 million, up 7% year-over-year. Transaction fees were $202.7 million, up 30% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $39.8 million.
•Gross profit was $249.0 million, representing an 81.6% gross margin, compared to $184.8 million, or an 80.4% gross margin, in the first quarter of fiscal 2023. Non-GAAP gross profit was $262.7 million, representing an 86.1% non-GAAP gross margin, compared to $197.2 million, or an 85.8% non-GAAP gross margin, in the first quarter of fiscal 2023.
•Loss from operations was $56.6 million, compared to a loss from operations of $87.7 million in the first quarter of fiscal 2023. Non-GAAP income from operations was $33.4 million, compared to a non-GAAP income from operations of $9.1 million in the first quarter of fiscal 2023.
•Net loss was $27.9 million, or ($0.26) per share, basic and diluted, compared to net loss of $81.6 million, or ($0.78) per share, basic and diluted, in the first quarter of fiscal 2023. Non-GAAP net income was $63.9 million, or $0.54 per diluted share, compared to non-GAAP net income of $16.9 million, or $0.14 per share, basic and diluted, in the first quarter of fiscal 2023.

    Business Highlights and Recent Developments

•Served 471,200 businesses using our solutions as of the end of the first quarter.1
•Processed $70 billion in total payment volume in the first quarter, an increase of 8% year-over-year.
•Processed 25 million transactions during the first quarter, an increase of 26% year-over-year.
•Launched our integrated financial operations platform, which offers SMBs integrated, category-leading Accounts Payable, Accounts Receivable, and Spend and Expense management capabilities.
•John Rettig was promoted to President and CFO.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

Financial Outlook

We are providing the following guidance for the fiscal second quarter ending December 31, 2023 and the full fiscal year ending June 30, 2024.

	Q2 FY24 Guidance	FY24 Guidance
Total revenue (millions)	$293 - $303	$1,205 - $1,245
Year-over-year total revenue growth	13% - 17%	14% - 18%
Non-GAAP net income (millions)	$42 - $52	$195 - $235
Non-GAAP net income per diluted share	$0.35 - $0.44	$1.64 - $1.97

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net loss or non-GAAP net loss per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal first quarter 2024 results and our outlook for the fiscal second quarter ending December 31, 2023 and the fiscal year ending June 30, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leading financial operations platform for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Our integrated platform helps businesses to more efficiently control their payables, receivables and spend and expense management. Hundreds of thousands of businesses rely on BILL’s proprietary member network of millions to pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net income, and non-GAAP net income per share for the fiscal second quarter ending December 31, 2023 and full fiscal year ending June 30, 2024, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to macroeconomic factors, including changes in interest rates, inflation and volatile market environments, as well as fluctuations in foreign exchange rates, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, credit risk related to our BILL Divvy Corporate Cards, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate acquired businesses, incorporate their technology effectively and implement appropriate internal controls at such businesses our relationships with accounting firms and financial institutions, and the global impacts of the conflicts in Ukraine and in Israel, and other risks detailed in the registration statements and periodic reports we file with the SEC, including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP net income and non-GAAP net income per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net income and non-GAAP net income per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt issuance costs, accretion of debt premium and income tax effect associated with acquisitions and non-GAAP adjustments. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt issuance costs, net of accretion premium. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit arrangement and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisitions. We exclude the income tax effect associated with acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	September 30, 2023	June 30, 2023

ASSETS
Current assets:
Cash and cash equivalents	$1,527,182	$1,617,151
Short-term investments	1,119,456	1,043,110
Accounts receivable, net	24,100	28,233
Acquired card receivables, net	552,827	458,650
Prepaid expenses and other current assets	195,027	170,111
Funds held for customers	3,263,528	3,355,909
Total current assets	6,682,120	6,673,164
Non-current assets:
Operating lease right-of-use assets, net	66,600	68,988
Property and equipment, net	85,294	81,564
Intangible assets, net	341,206	361,427
Goodwill	2,396,509	2,396,509
Other assets	48,654	54,366
Total assets	$9,620,383	$9,636,018

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,491	$8,519
Accrued compensation and benefits	23,030	32,901
Deferred revenue	19,489	26,328
Other accruals and current liabilities	252,932	194,733
Borrowings from credit facilities, net	135,033	135,046
Customer fund deposits	3,263,528	3,355,909
Total current liabilities	3,700,503	3,753,436
Non-current liabilities:
Deferred revenue	4,800	410
Operating lease liabilities	69,969	72,477
Convertible senior notes, net	1,706,494	1,704,782
Other long-term liabilities	20,504	18,944
Total liabilities	5,502,270	5,550,049
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	5,022,021	4,946,623
Accumulated other comprehensive loss	(3,813)	(4,488)
Accumulated deficit	(900,097)	(856,168)
Total stockholders' equity	4,118,113	4,085,969
Total liabilities and stockholders' equity	$9,620,383	$9,636,018

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended September 30,
	2023	2022
Revenue
Subscription and transaction fees (2)	$265,142	$214,611
Interest on funds held for customers	39,843	15,313
Total revenue	304,985	229,924
Cost of revenue
Service costs (2)	44,904	34,820
Depreciation and amortization of intangible assets (1)	11,122	10,287
Total cost of revenue	56,026	45,107
Gross profit	248,959	184,817
Operating expenses
Research and development (2)	89,065	75,121
Sales and marketing (2)	118,398	118,633
General and administrative (2)	85,326	66,738
Depreciation and amortization of intangible assets (1)	12,817	12,019
Total operating expenses	305,606	272,511
Loss from operations	(56,647)	(87,694)
Other income, net	29,308	5,947
Loss before provision for (benefit from) income taxes	(27,339)	(81,747)
Provision for (benefit from) income taxes	522	(107)
Net loss	$(27,861)	$(81,640)

Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.78)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	106,817	105,086

______________________________________

(1) Depreciation expense does not include amortization of capitalized internal-use software costs paid in cash.
(2) Includes stock-based compensation charged to revenue and expenses as follows (in thousands):

	Three Months Ended September 30,
	2023	2022
Revenue - subscription and transaction fees	$370	$—
Cost of revenue	2,547	2,001
Research and development	27,365	20,851
Sales and marketing	13,885	29,258
General and administrative	20,980	20,510
Total stock-based compensation (3)	$65,147	$72,620

(3) Consists of acquisition related equity awards (Acquisition Related Awards), including equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions, and non-acquisition related equity awards (Non-Acquisition Related Awards), which include all other equity awards granted to existing employees and non-employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue:

	Three Months Ended September 30,		As a % of total revenue
			Three Months Ended September 30,
	2023	2022	2023	2022
Acquisition Related Awards	$5,066	$28,953	1%	13%
Non-Acquisition Related Awards	60,081	43,667	20%	19%
Total stock-based compensation	$65,147	$72,620	21%	32%

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(27,861)	$(81,640)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	65,147	72,620
Amortization of intangible assets	20,221	19,769
Depreciation of property and equipment	3,718	2,546
Amortization of capitalized internal-use software costs	1,352	924
Amortization of debt issuance costs, net of accretion of debt premium	1,761	1,712
Amortization of premium (accretion of discount) on investments in marketable debt securities	(13,093)	(2,215)
Provision for losses on acquired card receivables and other financial assets	12,401	6,611
Non-cash operating lease expense	2,388	2,342
Deferred income taxes	(42)	(299)
Other	(562)	930
Changes in assets and liabilities:
Accounts receivable	3,707	(4,774)
Prepaid expenses and other current assets	(4,704)	(1,339)
Other assets	(1,074)	(1,138)
Accounts payable	(2,508)	1,511
Other accruals and current liabilities	(2,286)	4,247
Operating lease liabilities	(2,423)	(2,386)
Other long-term liabilities	(32)	34
Deferred revenue	(2,449)	(1,303)
Net cash provided by operating activities	53,661	18,152
Cash flows from investing activities:
Purchases of corporate and customer fund short-term investments	(399,588)	(859,911)
Proceeds from maturities of corporate and customer fund short-term investments	757,169	838,099
Purchases of loans held for investment	(32,756)	—
Principal repayments of loans held for investment	25,330	—
Acquired card receivables, net	(42,333)	(107,943)
Purchases of property and equipment	(403)	(1,376)
Capitalization of internal-use software costs	(5,645)	(4,764)
Proceeds from beneficial interest	—	2,080
Other	—	500
Net cash provided by (used in) investing activities	301,774	(133,315)
Cash flows from financing activities:
Customer fund deposits liability and other	(91,190)	(25,472)
Prepaid card deposits	(13,979)	10,923
Repurchase of common stock	(12,061)	—
Proceeds from exercise of stock options	2,946	3,901
Proceeds from issuance of common stock under the employee stock purchase plan	7,846	8,494
Contingent consideration payout	(5,471)	—
Net cash used in financing activities	(111,909)	(2,154)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(180)	(277)
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	243,346	(117,594)
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	4,224,840	3,542,715
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,468,186	$3,425,121
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,527,182	$1,608,966
Restricted cash included in other current assets	98,313	71,629
Restricted cash included in other assets	7,088	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	2,835,603	1,737,802
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,468,186	$3,425,121

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended September 30,
	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$248,959	$184,817
Add:
Depreciation and amortization of intangible assets (1)	11,122	10,287
Stock-based compensation and related payroll taxes charged to cost of revenue	2,628	2,066
Non-GAAP gross profit	$262,709	$197,170
GAAP gross margin	81.6%	80.4%
Non-GAAP gross margin	86.1%	85.8%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2023	2022
Reconciliation of operating expenses:
GAAP research and development expenses	$89,065	$75,121
Less - stock-based compensation and related payroll taxes	(27,887)	(21,357)
Non-GAAP research and development expenses	$61,178	$53,764

GAAP sales and marketing expenses	$118,398	$118,633
Less - stock-based compensation and related payroll taxes	(14,082)	(30,192)
Non-GAAP sales and marketing expenses	$104,316	$88,441

GAAP general and administrative expenses	$85,326	$66,738
Less:
Stock-based compensation and related payroll taxes	(21,387)	(20,918)
Acquisition and integration-related expenses	(97)	—
Non-GAAP general and administrative expenses	$63,842	$45,820

	Three Months Ended September 30,
	2023	2022
Reconciliation of loss from operations:
GAAP loss from operations	$(56,647)	$(87,694)
Add:
Depreciation and amortization of intangible assets (1)	23,939	22,306
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	65,984	74,533
Acquisition and integration-related expenses	97	—
Non-GAAP income from operations	$33,373	$9,145
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2023	2022
Reconciliation of net loss:
GAAP net loss	$(27,861)	$(81,640)
Add (less):
Depreciation and amortization of intangible assets (1)	23,939	22,306
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	65,984	74,533
Acquisition and integration-related expenses	97	—
Amortization of debt issuance costs, net of accretion of debt premium	1,761	1,712
Income tax effect associated with acquisitions	(42)	—
Non-GAAP net income	$63,878	$16,911
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2023	2022
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.78)
Add:
Depreciation and amortization of intangible assets (1)	0.22	0.21
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.62	0.71
Acquisition and integration-related expenses	0.00	—
Amortization of debt issuance costs, net of accretion of debt premium	0.02	0.02
Income tax effect associated with acquisitions	0.00	—
Non-GAAP net income per share attributable to common stockholders, basic	$0.60	$0.16
Non-GAAP net income per share attributable to common stockholders, diluted	$0.54	$0.14
___________________ (1) Excludes amortization of capitalized internal-use software costs paid in cash.

	Three Months Ended September 30,
	2023	2022
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	106,817	105,086
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted	117,948	117,191

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended September 30,
	2023	2022
Net cash provided by operating activities	$53,661	$18,152
Purchases of property and equipment	(403)	(1,376)
Capitalization of internal-use software costs	(5,645)	(4,764)
Free cash flow	$47,613	$12,012

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	September 30, 2023	June 30, 2023
Remaining performance obligations to be recognized as revenue:
Within 2 years	$101,596	$101,177
Thereafter	23,518	29,960
Total	$125,114	$131,137